EXHIBIT 99.1

Magna Entertainment Corp.
337 Magna  Drive
Aurora, Ontario,
Canada  L4G 7K1

MEC PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ANNOUNCES PLAN TO SELL
THISTLEDOWN AND PORTLAND MEADOWS

September 5, 2007, Aurora, Ontario, Canada......Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) today announced that, consistent with its previously announced strategic review of assets and operations, it plans to sell two of its racetrack operations: Thistledown, a thoroughbred racetrack located near Cleveland, Ohio, and its interest in Portland Meadows, a thoroughbred racetrack located in Portland, Oregon.

Frank Stronach, MEC’s Chairman and Interim Chief Executive Officer, remarked, “Although MEC remains strongly committed to the racing industry, the fact remains that Thistledown and Portland Meadows are confronted with very difficult operational and regulatory challenges. Furthermore, MEC is very much committed to continuing to sell assets and to strengthening its balance sheet. This has led to MEC’s decision to immediately pursue the sale of these unprofitable racetracks.”

MEC acquired Thistledown in November 1999. Since acquiring Thistledown, MEC has pursued alternative gaming initiatives for the racetrack but has been unsuccessful to date. The most recent initiative was defeated in a state referendum on November 7, 2006. For the year ended December 31, 2006, Thistledown incurred a pre-tax loss of $4.5 million, which included $3.1 million of costs related to the state referendum.

MEC began operating Portland Meadows in July 2001. MEC also operates 14 off-track betting locations in Oregon related to its operation of Portland Meadows. Last year, MEC obtained a ruling from the Oregon Racing Commission to allow the installation and operation of Instant Racing machines at Portland Meadows. In June 2007, this ruling was revoked at the request of the state’s attorney general. MEC was very disappointed with this result and plans to sell its interest in Portland Meadows and related off-track betting locations. For the year ended December 31, 2006, Portland Meadows incurred a pre-tax loss of $0.1 million.

MEC intends to work with the local horsemen groups and regulatory bodies to pursue and execute an orderly sale of these properties.

MEC expects to provide a further update, within the next two weeks, after the completion of the strategic review by Greenbrook Capital Partners Inc. and its presentation to the Board of Directors.

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV™, a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements).  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: strategies and plans; expectations as to our potential ability to strengthen our balance sheet; expectations as to financing and liquidity requirements and arrangements; expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain redevelopment projects, transactions or other objectives will be achieved; products and services; expectations as to the timing and receipt of government approvals and regulatory changes in gaming and other racing laws and regulations; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, operating results, prospects or liquidity; projections, predictions, expectations, estimates, beliefs or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements. For more information contact:

For more information, please contact:

Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
905-726-7493